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                                                                       EXHIBIT 8


               [Letterhead of Orrick, Herrington & Sutcliffe LLP]


                                  June 27, 2002

Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee  37203-0983

        Re:     Caterpillar Financial Services Corporation
                Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed on April 27, 2001 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $4,000,000,000 aggregate principal amount of Debt Securities of Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), and at the Company's request, we have examined the Prospectus, dated May 25, 2001, and the Prospectus Supplement, dated June 24, 2002 (the "Prospectus Supplement"), in the form filed with the Commission pursuant to its Rule 424(b), relating to the offering of $350,000,000 of the Company's 4.875% Senior Notes due 2007 (the "Notes").

        We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. Based on such examination, we are of the opinion that the discussion set forth under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement correctly describes certain material United States federal tax consequences of the ownership of the Notes as of the date hereof.

        Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

        We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Tax Matters" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Orrick, Herrington & Sutcliffe LLP

                                          ORRICK, HERRINGTON & SUTCLIFFE LLP